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                                                                   Exhibit 10.10

                     AMENDMENT NO. 1 TO OFFICE SPACE LEASE
                     -------------------------------------


     THIS AMENDMENT NO. 1 ("Amendment No. 1") to the Lease (as defined below) is made the 12 day of October, 1998 is by and between 485 DELAWARE AVENUE ASSOCIATES, L.P., a Pennsylvania limited partnership (hereinafter "Landlord") whose address is 1710 Walton Road, Suite 301, Blue Bell, Pennsylvania 19422 and CDNOW, INC., a Pennsylvania corporation (hereinafter "Tenant").

                              STATEMENT OF FACTS
                              ------------------

     A. Landlord and Tenant entered into an Office Space Lease dated June 12, 1998 (hereinafter "Lease") setting forth the terms of occupancy by Tenant of space in the building located at 485 Delaware Avenue, Fort Washington, Pennsylvania 19034 (hereinafter "Building").

     B. Tenant and Landlord desire to extend certain dates, periods, measurements and other adjustable items set forth in the Lease on the terms and conditions set forth herein.

     C. All terms not defined herein shall have the meaning ascribed to such terms in the Lease.

                              STATEMENT OF TERMS
                              ------------------

     NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, and intending to be legally bound hereby, it is mutually agreed as follows:

     1    Article 6 of the Preamble is hereby amended to read in its entirety as follows:

               5.   DEMISED PREMISES OR PREMISES shall be sixty three thousand
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          nine hundred thirty five (63,935) gross rentable square feet as measured in accordance with 1996 BOMA Standards for multi-tenant buildings which measurement includes a loss factor of 3.45%.

     2    Section 3 of the Lease is hereby amended to read in its entirety as follows:

               3. COMPLETION OF PREMISES. The Building and the Premises shall be completed in accordance with the Work Letter attached hereto as Exhibit C (herein called the "Work Letter") at Landlord's expense.
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          All necessary work shall be commenced promptly following Landlord's execution of this Lease and shall be substantially completed on the Occupancy Date set forth in the Preamble; provided, however, that the time for substantial completion of the Building and
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          the Premises shall be extended for additional periods of time equal to the time lost by Landlord or Landlord's contractors, subcontractors or suppliers due to strikes or other labor troubles; Tenant Delay (as defined in Exhibit C); governmental restrictions and limitations; unavailability or delays in obtaining fuel, labor or materials; ware or other national emergency; accidents; floods; defective materials; fire damage or other casualties; adverse weather conditions; the inability to obtain building or use and occupancy permits; or any cause similar or dissimilar to the foregoing which is beyond the reasonable control of Landlord or Landlord's contractors, subcontractors or suppliers ("Force Majeure"); provided further, however, that for Landlord to claim that a Force Majeure prevented timely achievement of substantial completion (i) Landlord must provide written notice of the applicable event to Tenant within 48 hours of its occurrence, which notice shall specify the Force Majeure event and the anticipated effect on the date of substantial completion, and (ii) an actual delay in substantial completion must have occurred which but for the Force Majeure event would not have occurred. The Building and the Premises shall be deemed substantially completed when (i) all of the work and installations required to improve the Building and Premises as delineated in the Work Letter ("Landlord Work") are completed in conformity with such Work Letter (subject, in the case of the Premises Work (as defined in Exhibit C) to minor dimensional variations due to construction being carried out within an existing structure and "punch list" items as described below), and the HVAC
          (and all building utilities) shall be in good working order and be functioning in accordance with operating standards described in the Lease or in the Work Letter but in all events and in all aspects necessary to permit Tenant to occupy and fully utilize the Building and the Premises for its intended use, and (ii) Tenant has received from Landlord all permits required for lawful use and occupancy of the Premises by the Tenant (punch list items alone excepted). Landlord shall notify Tenant in writing approximately forty-five (45) days in advance and again not later than ten (10) days prior to the date Landlord believes it will achieve substantial completion of the Landlord's Work and will be prepared to deliver the Premises to Tenant in the condition required hereunder. Landlord shall promptly correct all work properly rejected by Tenant for failing to conform to the requirements of the Work Letter, whether or not fabricated, installed or completed and whether nor not set forth on the punch list. If within one year after the date of substantial completion of the Landlord Work any of such work is found to be not in conformity with the requirements of the Work Letter, Landlord shall correct it promptly after receipt of written notice from Tenant to do so. Landlord's obligations under the immediately preceding sentence shall survive Tenant's occupancy of the Premises upon substantial completion. Tenant shall give Landlord notice promptly after discovery of any such condition. No failure to deliver the Premises by the September 1, 1998 Occupancy Date shall in any respect affect the validity or continuance of this Lease or any obligation of Tenant hereunder or extend the Term of the Lease


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          provided, however, that for every day of delay after November 6, 1998,
          Tenant shall be entitled to two (2) days abatement of Rent under this Lease in addition to the abatement period already provided in the Preamble hereto, at Paragraph 9, which rent abatement shall run for six (6) consecutive months from the date of substantial completion
          (the designated "Rent Commencement Date") notwithstanding), and shall be subject to extension as otherwise provided in this sentence. Notwithstanding the foregoing, in the event Landlord fails to substantially complete the Landlord Work and deliver the Premises to Tenant on or before November 20, 1998, then at Tenant's option, the Occupancy Date specified in the Preamble at Paragraph 16 shall be extended to January 15, 1999. Lastly, the event the Landlord Work is not substantially completed and delivered by Landlord to Tenant on or before December 23, 1998, the Tenant may terminate this Lease with no further obligations to Landlord and Tenant shall receive the immediate return of any monies theretofore paid by Tenant to Landlord. The aforesaid December 23, 1998 date shall be subject to extension by reason of Tenant Delay as provided in the Work Letter, but otherwise shall not be subject to delay by reason of Force Majeure.

     3    Article 9 of the Preamble is amended to include the following provisions:

               9. "In addition to any other credit to which Tenant may be entitled as stated above, Tenant shall be entitled to a one-time Fixed Basic Rent Credit equal to $80,000.00 (the "Credit") which shall be applied against Fixed Basic Rent due hereunder until such credit is fully utilized. Commencing on September 1, 2000, Tenant shall pay Landlord, in addition to any and all other Fixed Basic Rent obligations, the sum of $80,000.00 together with interest at the rate of five percent (5%) per annum from the date the Credit was applied by Tenant through the date of payment in four (4) equal [quarterly installments. Once extended, Tenant may prepay all or any portion of the Credit at any time and from time to time with no prepayment fee or penalty."

     4    The Improvement Allowance set forth in the Work Letter shall be equal to $1,232,666.80 which is $19.28 per square foot multiplied by 63,935 rentable square feet. The agreed to contract amount for the Premises Work Costs is $1,413,000.00 plus the Landlord's construction management fee of $35,325.00 (2.5% of $1,413,000.00) the sum of which is $1,448,325.00. The difference between $1,448,325.00 and $1,232,666.80 is $215,658.20 which amount shall be due and payable by Tenant within thirty (30) days following the date Landlord delivers possession of the Premises to Tenant as provided in Paragraph 2 above.

     5    Landlord shall undertake commercially reasonable efforts to deliver the Premises to Tenant before November 6, 1998 as stated in Section 3 of the Lease, but Landlord's failure to deliver the Premises prior to such date shall not give Tenant any further rights except as expressly set forth in Section 3 of the Lease. In order to keep Tenant apprised of Landlord's

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progress, the parties shall attend weekly meetings at a time and place which is mutually agreeable which meeting shall be attended by Mr. J. Brian O'Neill. In no event shall Landlord request further extensions of the November 6, 1998 deliver date set forth in Section 3 except in the case of an express Tenant Delay (as defined in the Work Letter).

     6    Tenant had through September 17, 1998 to determine whether it desired to lease the approximately 6,100 gross rentable square feet as set forth in that certain letter dated August 11, 1998 from David A. Capozzi, Esquire to Mr. Patrick J. Kelley. Tenant had determined not to lease such space. Accordingly, Tenant's exercise of its right of refusal, as set forth in such letter, shall be deemed void and of no effect; provided, however, that Tenant's right of first refusal (as set forth in Section 43 of the Lease) shall remain in full force and effect as therein provided.

     7    Landlord shall be responsible to pay for any services it requests
Bergman & Associates to perform in measuring the rentable square footage of the Building and the Premises and those services which are reasonably deemed by Tenant outside of the scope of services specified in the current services agreement between Tenant and Bergman & Associates.

     8    Except as modified herein, the Lease covering the Demised Premises shall remain in full force and effect as if the same sere set forth in full herein and Landlord and Tenant hereby ratify and confirm all the terms and conditions thereof.

     9    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

     10   Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this Amendment or make any claim that the Lease or this Amendment is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

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     IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals the date and year first above written and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this Amendment No. 1.

LANDLORD:
--------

Date Signed:_____________       485 DELAWARE AVENUE ASSOCIATES, L.P.
                                a Pennsylvania limited partnership

                                By:  485 DELAWARE AVENUE ASSOCIATES
                                     ACQUISITION CORPORATION,

                                     a, Pennsylvania corporation,
                                     its sole general partner


                                     By:  /s/
                                        ----------------------------------
                                        Name:_____________________________
                                        Title:____________________________

TENANT:
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Date Signed:    10/12/98        CDNOW, INC.
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                                By:  /s/ Jason Olim
                                   ---------------------------------------
                                        Name:  Jason Olim
                                             -----------------------------
                                        Title: President
                                              ----------------------------
                                Attest: David A. Capozzi
                                       -----------------------------------

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